Exhibit 10.17(c)

McKesson Information Solutions LLC	Addus HealthCare, Inc.
Confidential and Proprietary to McKesson	Customer No. 1054905
Amendment No. P0932760
April 8, 2009

AMENDMENT

THIS AMENDMENT (the “Amendment”) to License Agreement No. C0608555, dated March 28, 2006 (the “LA”) and more specifically to Contract Supplement No. 1-IXIQU, also dated March 28, 2006 (the “CS”) (collectively, the “Agreement”) and Sales Order No. 1-S3HBF, dated June 19, 2007 (the “SO”) is effective as of March 31, 2009 (the “Amendment Effective Date”) between McKesson Information Solutions LLC (“McKesson”) with offices at 5995 Windward Parkway, Alpharetta, GA 30005 and Addus HealthCare, Inc. (“Customer”) with offices at 2401 S. Plum Grove Rd., Palatine, IL 60067, (collectively, the “Parties”).

WHEREAS, the Parties desire to exchange certain licensed Horizon Homecare Clinical Assistant – PDA Licenses for Horizon Homecare Agency Management Software, and terminate Software Maintenance Services for certain licensed Horizon Homecare Connection Advanced Clinical/Clinical Assistant licenses;

WHEREAS, the Parties are currently negotiating the terms of new Contract Supplement No. 1-ZKMQN with respect to Customer’s purchase and license of certain Horizon Homecare Agency Management Software and related Software Maintenance Services (the “New Contract”) as well as Settlement Agreement No. P0829062 with respect to an unrelated matter (the “Settlement Agreement”);

WHEREAS, certain Customization Services provided by McKesson under the SO did not fully meet Customer’s expectations;

WHEREAS, Customer has a considerable past due Accounts Receivables balance with McKesson;

WHEREAS, the Parties desire to execute this Amendment, New Contract and Settlement Agreement on or before the Amendment Effective Date;

WHEREAS, the Parties desire to amend the Agreement as of the Amendment Effective Date on the terms and conditions set forth herein,

NOW, THEREFORE, in consideration of the mutual exchange of promises set forth herein, McKesson and Customer agree to amend the Agreement as follows:

1. Except as defined herein or otherwise required by the context herein, all capitalized terms used in this Amendment have the meaning set forth in the Agreement.

2. As of the Amendment Effective Date, Customer’s outstanding past due accounts receivable billed and owed to McKesson (over 60 days) is Four Hundred Sixty-Five Thousand, Seven Hundred Twenty-One Dollars ($465,721) (“Outstanding AR”). Customer agrees to pay the Outstanding AR on or before the Amendment Effective Date.

3. As of the Amendment Effective Date, the SO is hereby amended by reducing the total fee stated therein by a discount in the amount of 50% such that the total fee shall be $5,400.00.

McKesson Information Solutions LLC	Addus HealthCare, Inc.
Confidential and Proprietary to McKesson	Customer No. 1054905
Amendment No. P0932760
April 8, 2009

4. As of the Amendment Effective Date, the CS is hereby amended by terminating and thereby deleting therefrom a quantity of one hundred thirty (130) Horizon Homecare Clinical Assistant – PDA Licenses (Product No. 71003163) and related Software Maintenance Services (Product No. 73016052). In replacement of the foregoing terminated PDA Licenses and Software Maintenance Services, the CS is hereby further amended by adding a quantity of one hundred thirty (130) Horizon Homecare Agency Management Software licenses and related Software Maintenance Services. The Parties agree that no additional Software License Fees will be due from Customer for the foregoing Horizon Homecare Agency Management Software licenses, however, the Software Maintenance Services fees set forth in the table below shall replace the Software Maintenance Services fees set forth in the CS for the terminated PDA Licenses, and shall be paid by Customer in accordance with the payment terms therein. McKesson agrees to waive the Annual Software Maintenance Fees and Annual Data Center Fees set forth in the table below for the quantity stated therein for the first one-year period following the Amendment Effective Date.

Software Product No	Software Maintenance Product No.	Data Center Material No.	Description	Licensed by	List Software License Fee	Net Software License Fees	Qty	Annual Software Maintenance Fees	Annual Data Center Fees
71000382	73006361	73000162	HHC Agency Management	Concurrent Users	$481,000	$0	130	$69,264	$33,800

5. As of the Amendment Effective Date, the CS is hereby further amended by terminating the Software Maintenance Services fees and Data Center fees for the one hundred sixty-five (165) Horizon Homecare Advanced Clinicals/Clinical Assistant Dual Licenses – Device Licenses (Product No. 73015819). The foregoing Product No. has been retired and therefore if Customer desires to reinstate such Software Maintenance Services, Customer acknowledges and agrees that it would be under the Software Maintenance Services for Horizon Homecare Advanced Clinicals licenses and the Customer will be charged a reinstatement surcharge in the amount percentage stated in the table below for the applicable year in addition to being charged McKesson’s then current annual Software Maintenance fee for Horizon Homecare Advanced Clinicals.

Cost of Reinstatement of Software Maintenance Services

Year of Reinstatement of Software Maintenance	Surcharge Amount
2010	10%
2011	15%
2012	45%

6. McKesson hereby grants to Customer a credit in the amount of twenty-three thousand five hundred fifty-three dollars ($23,553) for the items described in the table below, (the “Credit Amount”), which may be applied as specified in the table below. The Credit Amount shall be available to Customer immediately following McKesson’s receipt of two originals of this Amendment duly executed by Customer.

McKesson Information Solutions LLC	Addus HealthCare, Inc.
Confidential and Proprietary to McKesson	Customer No. 1054905
Amendment No. P0932760
April 8, 2009

Description	Contract No.	Credit Amount	Apply To
Clinical Assistant Software Maintenance April 2009	1-IXIQU	$4,384.00	7001376936
Clinical Assistant Data Center Fee April 2009	1-IXIQU	$2,319.00	7001376936
Advanced Clinical/Clinical Assistant Software Maintenance April 2009	1-IXIQU	$7,623.00	7001376936
Advanced Clinical/Clinical Assistant Data Center Fee April 2009	1-IXIQU	$3,827.00	7001376936
Customization Services	1-S3HBF	$5,400	Accounts Receivable
Total Credit		$23,553

7. Upon the Amendment Effective Date and the receipt of any payments due hereunder, the Parties each release and forever discharge the other party, its affiliates, officers, directors, agents, successors and assigns from any and all claims, actions, causes of action, demands, suits or damages of any type or kind, which any of said party had against the other party under the Agreement and SO, except for outstanding payment obligations, up to the Amendment Effective Date.

8. Neither McKesson nor Customer shall disclose the terms and conditions of this Amendment or the existence of the Agreement or SO to any third party and both Parties agree to maintain the confidentiality of this Amendment.

9. As of the Amendment Effective Date, the CS is hereby further amended by extending the Initial Maintenance Term and Initial Data Center Term for the remaining software license identified on the CS for a period of three (3) years (the “Extension Term”). Following the expiration of the second year of the Extension Term, Customer may terminate McKesson’s provision of Maintenance Services and Data Center Services without penalty, provided that Customer furnishes McKesson with written notice of termination of Maintenance Services no less than six (6) months prior to the end of such second year of the Extension Term. During the Extension Term, for any new purchases of Agency Management Software licenses or Advanced Clinicals Software licenses, McKesson will provide Customer with a discount in the amount of seventy percent (70%) off the then current list price, provided that Customer purchases a minimum amount of fifty (50) such licenses and has no outstanding overdue Accounts Receivables at the time of such purchase.

10. In addition, during the Extension Term, McKesson agrees to make the following discounted pricing available to Customer for Customer’s purchase of Software Maintenance Services and Data Center Services for Horizon Homecare Agency Management Software and Horizon Homecare Advanced Clinicals Software, provided that Customer has no outstanding overdue Accounts Receivables at the time of such purchase. In the event Customer elects to terminate the Extension Term upon expiration of the second year, the discount pricing offered herein will also expire at such time.

McKesson Information Solutions LLC	Addus HealthCare, Inc.
Confidential and Proprietary to McKesson	Customer No. 1054905
Amendment No. P0932760
April 8, 2009

Discounted Pricing

Data Center Fees for Advanced Clinicals Software only:

Annual Data Center Fees	Annual Fee per license
# Users
1-300	$258
301-450	$245
451+	$201

Agency Management Software Maintenance Fees and Advanced Clinicals Software Maintenance Fees:

Agency Management Software	Annual Software Maintenance Fee per license
# Users
1-300	$533
301-450	$468
451-600	$411
601+	$362

Advanced Clinicals Software	Annual Software Maintenance Fee per license
# Users
1-300	$533
301-450	$468
451-600	$411
601+	$362

11. It shall be Customer’s responsibility to ensure that all discounts or the appropriate net price received from McKesson pursuant to this Amendment are properly reflected on any cost reports filed by Customer to any government entity.

McKesson Information Solutions LLC	Addus HealthCare, Inc.
Confidential and Proprietary to McKesson	Customer No. 1054905
Amendment No. P0932760
April 8, 2009

12. The Parties acknowledge that the New Contract and the Settlement Agreement shall be executed between Customer and McKesson contemporaneously on or before the Amendment Effective Date.

13. Except as otherwise modified by this Amendment, all other terms and conditions of the Agreement and SO shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ADDUS HEALTHCARE, INC.		MCKESSON INFORMATION SOLUTIONS LLC

By:	/s/ Francis J. Leonard	By:

Name:	Francis J. Leonard	Name:

Title:	CFO	Title:

Date:	4/9/09	Date: